UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2026

WARRIOR MET COAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38061	81-0706839
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

16243 Highway 216 Brookwood, Alabama		35244 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (205) 554-6150
Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HCC	New York Stock Exchange
Rights to Purchase Series A Junior Participating Preferred Stock, par value $0.01 per share	--	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Warrior Met Coal, Inc. (the “Company”) adopted the Warrior Met Coal, Inc. 2026 Equity Incentive Plan (the “2026 Equity Plan”) on February 10, 2026 and submitted the 2026 Equity Plan for stockholder approval at the 2026 Annual Meeting of Stockholders of the Company on April 20, 2026 (the “Annual Meeting”). The Company’s stockholders approved the 2026 Equity Plan at the Annual Meeting.

A detailed description of the terms of the 2026 Equity Plan was set forth in Proposal 2 in the Company’s Definitive Proxy Statement on Schedule 14A (the “2026 Proxy Statement”) filed with the Securities and Exchange Commission (the “Commission”) on March 10, 2026, which description is incorporated herein by reference and is qualified in its entirety by reference to the full text of the 2026 Equity Plan, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Summarized below are descriptions of the matters voted on at the Annual Meeting and the final results of such voting:

Proposal 1 – Election of Directors. The stockholders elected each of the six director nominees to serve as directors until the Company’s 2027 Annual Meeting of Stockholders and until a successor is duly elected and qualified. Each nominee was a current director of the Company who was re-elected. The voting for the directors at the Annual Meeting was as follows:

Name	Votes For	Votes Against	Abstentions
J. Brett Harvey	44,028,675	638,915	10,131
Kimberly Y. Chainey	44,504,778	153,942	19,001
Walter J. Scheller, III	44,594,129	74,422	9,171
Lisa M. Schnorr	44,483,876	183,030	10,813
Alan H. Schumacher	44,548,906	148,805	10,009
Stephen D. Williams	44,475,505	192,173	10,044

Proposal 2 – Approval of the Warrior Met Coal, Inc. 2026 Equity Incentive Plan. The stockholders approved the 2026 Equity Plan. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstentions
43,771,418	890,146	16,153

Proposal 3 – Advisory Vote on Executive Compensation. The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in accordance with Commission compensation disclosure rules. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstentions
43,732,168	928,162	17,389

Proposal 4 – Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2026. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstentions
47,633,209	98,751	10,879

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1

Warrior Met Coal, Inc. 2026 Equity Incentive Plan (incorporated by reference to Exhibit 4.6 to Warrior Met Coal, Inc.’s Registration Statement on Form S-8 (File No. 333-295185) filed with the Commission on April 20, 2026).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warrior Met Coal, Inc.

Date: April 21, 2026 By: /s/ Dale W. Boyles

Dale W. Boyles

Chief Financial Officer